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                             THE CREDIT STORE, INC.
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES



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
                                              Predecessor                                The Credit Store, Inc.
                                    ------------------------------  ----------------------------------------------------------------
                                        Year                                                                            Six Months
                                       Ended       January 1, 1996                    Year Ended May 31,                   Ended
                                    December 31,      October 8,    --------------------------------------------------  November 30,
                                       1995             1996            1997          1998         1999         2000        2000
                                    ------------   ---------------  ------------  ------------   ---------   ---------  ------------
Income before taxes                   2,727,711      (1,932,768)    (14,405,555)  (29,445,031)   1,889,271   2,029,820   (4,474,205)

Less:
       Equity interest in income                                         10,306       277,159      325,183    (332,760)     (74,745)
           (loss) from investees

Plus:
       Distribution from
           investees                                                         --            --           --          --      112,911

       Fixed Charges                         --              --         984,370     5,213,168    4,469,218   5,513,622    1,743,154
                                      ---------      ----------     -----------   -----------    ---------   ---------   ----------
Total Earnings                        2,727,711      (1,932,768)    (13,431,491)  (24,509,022)   6,033,306   7,876,202   (2,543,395)


Fixed Charges:
       Interest expense                      --              --         751,729     4,760,905    4,029,491   4,981,949    1,424,721
       Approximation of interest
         in rental expense                   --              --         232,641       452,263      439,727     531,673      318,433
                                      ---------     -----------     -----------   -----------    ---------   ---------   ----------
Total Fixed Charges                          --              --         984,370     5,213,168    4,469,218   5,513,622    1,743,154

Ratio of earnings to fixed charges          N/A             N/A              --            --         1.4x        1.4x           --
Deficiency of earnings to fixed
charges                                                             (12,447,120)  (19,295,853)                             (800,241)
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